As filed with the Securities and Exchange Commission on February 15, 2013
Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2013
Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

On February 13, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Shutterfly, Inc., a Delaware corporation (the “Company") approved changes to the compensation of the Company’s named executive officers.

For Jeffrey Housenbold, President and Chief Executive Officer, effective March 1, 2013, the Committee increased his annual base salary from $530,000 to $560,000 (an increase of 5.7%). His 2013 annual performance-based bonus compensation target remains at 100% of his annual base salary. On February 13, 2013, the Committee awarded Mr. Housenbold a discretionary cash bonus of $250,000, bringing his full year 2012 bonus to $907,200.00.

For Brian Regan, Senior Vice President and Chief Financial Officer, who joined Shutterfly in August of 2012, effective March 1, 2013, Mr. Regan’s base salary remains at $400,000. Mr. Regan’s 2013 annual performance-based bonus target was increased from 30% to 40% of his annual base salary. On February 13, 2013, the Committee awarded Mr. Regan a discretionary cash bonus of $15,000, bringing his full year 2012 bonus to $75,000.

For Dwayne Black, Senior Vice President, Operations, effective March 1, 2013, the Committee increased his annual base salary from $265,000 to $295,000 (an increase of 11.3%). Mr. Black’s 2013 annual performance-based bonus target was increased from 30% to 40% of his annual base salary. On February 13, 2013, the Committee awarded Mr. Black a discretionary cash bonus of $60,000, bringing his full year 2012 bonus to $158,630.

For Dan McCormick, Senior Vice President and General Manager, effective March 1, 2013, the Committee increased his annual base salary from $306,000 to $366,000 (an increase of 19.6%). Mr. McCormick’s 2013 annual performance-based bonus target was increased from 30% to 40% of his annual base salary. On February 13, 2013, the Committee awarded Mr. McCormick a discretionary cash bonus of $85,000, bringing his full year 2012 bonus to $198,850.

For each named executive officer, the actual amount of their 2013 annual performance bonus may exceed the target annual bonus depending on the Committee’s assessment of the named executive officer’s achievement of a combination of corporate and personal objectives. The corporate objectives for 2013, which have been reviewed by the Committee and approved by the independent members of the Committee, include specific goals related to the Company’s performance and financial objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Brian M. Regan Brian M. Regan Senior Vice President & Chief Financial Officer

Date:  February 15, 2013